Exhibit 5.1

[Letterhead of McKee Nelson LLP]

March [__], 2004

First Horizon Asset Securities, Inc.

4000 Horizon Way

Irving, Texas 75063

Re:

First Horizon Asset Securities, Inc.

Registration Statement on Form S-3

Commission File Number 333-110100

Ladies and Gentlemen:

We have acted as special counsel for First Horizon Asset Securities, Inc., a Delaware limited corporation (the “Depositor”), in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the proposed offering from time to time by one or more trusts in one or more series (each, a “Series”) of asset-backed notes (the “Notes”). The Registration Statement was declared effective on November 10, 2003.  As set forth in the Registration Statement, each Series of Notes will be issued under and pursuant to the conditions of a separate sale and servicing agreement, trust agreement or indenture (each, an “Agreement”) among the Depositor, a trustee (the “Trustee”) and where appropriate, one or more servicers (each, a “Servicer”), each to be identified in the prospectus supplement for such Series of Notes. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

We have examined copies of the Depositor’s organizational documents, the Prospectus and the related forms of prospectus supplements, the forms of Notes included in the applicable Agreements and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1.

When any Agreement relating to a Series of Notes has been duly and validly authorized by all necessary action on the part of the Depositor, the Servicer, if any, the Trustee and any other party thereto, and has been duly executed and delivered by the Depositor, the Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors’ rights generally or by general equity principles.

2.

When a Series of Notes has been duly authorized by all necessary action on the part of the Depositor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Agreement, and issued and delivered against payment therefore as described in the Registration Statement, such Series of Notes will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

This opinion pertains only to Notes offered by the Prospectus and an accompanying prospectus supplement.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the prospectus supplements accompanying the Prospectus forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the Notes Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ McKEE NELSON LLP

McKEE NELSON LLP

Exhibit 8.1

[Letterhead of McKee Nelson LLP]

March [__], 2004

First Horizon Asset Securities, Inc.

4000 Horizon Way

Irving, Texas 75063

Re:

First Horizon Asset Securities, Inc.

Registration Statement on Form S-3

Commission File Number 333-110100

Ladies and Gentlemen:

We have acted as special tax counsel for First Horizon Asset Securities, Inc., a Delaware corporation (the “Depositor”), in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the proposed offering from time to time by one or more trusts in one or more series (each, a “Series”) of asset-backed notes (the “Notes”) and asset-backed certificates (the “Certificates”, and together with the Notes, the “Securities”).  The Registration Statement was declared effective on November 10, 2003.  As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an “Agreement”) among the Depositor, a trustee (the “Trustee”) and where appropriate, one or more servicers (each, a “Servicer”), each to be identified in the prospectus supplement for such Series of Securities.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

We have examined copies of the organizational documents, the Prospectus and the related forms of prospectus supplements, the forms of Securities included in the applicable Agreements and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Depositor, the Trustee, the Servicer (where applicable) and any other party thereto for such Series of Notes and will be duly executed and delivered by the Depositor, the Trustee, the Servicer and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

We have reviewed the tax discussion under the heading “Federal Income Tax Consequences” in the Prospectus. Such discussion does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates multiple Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

This opinion pertains only to Securities offered by the Prospectus and an accompanying prospectus supplement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Federal Income Tax Consequences” in the prospectus supplements accompanying the Prospectus forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ McKEE NELSON LLP

McKEE NELSON LLP